Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 20, 2003 accompanying the financial statements of Horizon Offshore 401(k) Plan included in the Annual Report on Form 11-K of Horizon Offshore, Inc. for the year ended December 31, 2002, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/GRANT THORNTON LLP

Houston, Texas

October 30, 2003